EXHIBIT 23.2



Board of Directors
Apolo Gold & Energy Inc.
Vancouver, B.C. Canada



              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
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We consent to the use of our report dated August 22, 2005 on the financial statements of Apolo Gold & Energy Inc. as of June 30, 2005 and the period then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2A Registration Statement filed with the Securities and Exchange Commission.





/s/ Williams & Webster P.S.
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Williams & Webster, P.S.
Spokane, Washington

October 5, 2005